Exhibit 99.01

Intuit Completes Acquisition of Credit Karma

Companies Will Provide a Personal Financial Assistant to Power Prosperity

Acquisition Paves the Way to Help Over 100 Million Consumers Save, Pay Down Debt and Get Faster Access to Money

MOUNTAIN VIEW, Calif. — December 3, 2020 – Intuit (Nasdaq: INTU), proud maker of TurboTax, QuickBooks and Mint, today announced that it has completed its acquisition of Credit Karma, Inc., the consumer technology platform with more than 110 million members in the U.S., Canada and U.K. The combined company creates a new consumer finance platform that will make it simple for consumers to make better decisions with their money and take control of their financial lives.

This combination of trusted brands will support customers during a time in which the challenges of a global pandemic have made their personal finance needs even more critical. Currently, 62% of consumers are living paycheck-to-paycheck, 75% of Americans have concerns about their ability to pay bills and loans, and 33% of Americans have lost income during the pandemic while household debt in the U.S. has reached $14.3 trillion. These challenges add even greater urgency to Intuit’s and Credit Karma’s shared goal of delivering a personal financial assistant to help consumers improve their lives by finding financial products to increase savings, pay down debt and access their money faster.

“We’re thrilled to begin our journey together to create a mobile, personal financial assistant for consumers to help solve their most pressing financial problems,” said Sasan Goodarzi, CEO of Intuit. “Together, we will help consumers achieve financial success with confidence by helping them find the right financial products, put more money in their pockets, and provide financial expertise and advice. I personally want to welcome Ken and the Credit Karma team to the Intuit family. We at Intuit have been fans of theirs for some time and are ready to start our journey together.”

“We founded Credit Karma with the goal of helping consumers make financial progress by giving them the resources and information they need to take control of their financial health,” said Kenneth Lin, founder and CEO of Credit Karma. “In Intuit we found a partner who not only shares this mission and our values but has the technology and track record to help accelerate our progress so we can do even more for current and new members. That means the possibility of delivering on our current product roadmap in months, instead of what could have taken years. We are excited to hit the ground running and turn our vision into reality.”

As a result of the combined company’s capabilities and accelerated innovation, consumers, including the 57M Intuit customers and 110M Credit Karma members, will quickly see break-through benefits. Consumers will find the right financial products including unparalleled offers on credit cards, loans and insurance. The platform will also help enable them to maximize their tax refund and connect them to high-yield savings accounts and checking accounts, providing them faster access to their money. Consumers will also get access to financial expertise and advice, actionable insights, tools and live experts to help them better understand their complete financial picture, make better financial decisions and build wealth.

Transaction Details

Intuit has closed its acquisition of Credit Karma for a total consideration of approximately $3.4 billion in cash and 13.3 million shares of Intuit stock and equity awards with a value of $4.7 billion. The total consideration includes approximately $300 million of acquired cash. Intuit will also grant approximately $300 million of restricted stock units to Credit Karma employees shortly after the closing of the transaction. Further transaction details can be found in the company’s Form 8-K filed with the SEC today.

Qatalyst Partners served as Intuit’s financial advisor and Latham & Watkins, LLP as Intuit’s legal advisor. Goldman Sachs & Co. LLC served as Credit Karma’s financial advisor, with Skadden, Arps, Slate, Meagher & Flom LLP and Wilson Sonsini Goodrich & Rosati providing legal counsel to Credit Karma.

Guidance Update Conference Call Details

Intuit executives will host a conference call to discuss updated guidance to include Credit Karma for the second quarter and full year of fiscal 2021 at 1:30 p.m. Pacific time on December 7. To participate in the call, dial 866-417-5279 in the United States or 409-937-8904 from international locations. No reservation or access code is needed. The conference call can also be heard live at http://investors.intuit.com/Events/default.aspx. Prepared remarks for the call will be available on Intuit’s website after the call ends.

Replay Information

A replay of this conference call will be available for one week by calling 855-859-2056, or 404-537-3406 from international locations. The access code for this call is 1335808. The audio webcast will remain available on Intuit’s website for one week after the conference call.

About Intuit

Intuit’s mission is to power prosperity around the world. We are a mission-driven, global financial platform company with products including TurboTax, QuickBooks, and Mint, designed to empower consumers, self-employed and small businesses to improve their financial lives. Our platform and products help customers get more money with the least amount of work, while giving them complete confidence in their actions and decisions. Our innovative ecosystem of financial management solutions serves more than 50 million customers worldwide. Please visit us for the latest news and in-depth information about Intuit and its brands and find us on social.

About Credit Karma

Founded in 2007 by Kenneth Lin, Credit Karma is a consumer technology company with more than 110 million members in the U.S, U.K. and Canada, including over half of all U.S. millennials. While best known for pioneering free credit scores, the company’s members turn to Credit Karma for everything related to their financial goals, including identity monitoring, applying for credit cards, shopping for loans (car, home and personal), insurance, high-yield savings accounts and now checking accounts through our bank partner, MVB Bank, Inc., Member FDIC — all for free. Learn more about how Credit Karma members are making financial progress on Instagram, Facebook and Twitter.

Cautions About Forward-looking Statements

This communication contains forward-looking statements within the meaning of applicable securities laws, including expectations regarding our current and future products and their impact on the combined business; expectations regarding the timing and availability of our and Credit Karma’s offerings; expectations regarding the impact of our strategic decisions on Intuit’s business; and expectations regarding the impact of the Credit Karma acquisition. Forward-looking statements and information usually relate to future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “will,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant global economic instability and uncertainty. Given these risks and uncertainties, persons reading this communication are cautioned not to place any undue reliance on such forward-looking statements. The factors that could cause actual results to differ materially include, without limitation, the following: our ability to compete successfully; our participation in the Free File Alliance; potential governmental encroachment in our tax businesses; our ability to adapt to technological change; our ability to predict consumer behavior; our reliance on third-party intellectual property; our ability to protect our intellectual property rights; any harm to our reputation; risks associated with acquisition and divestiture activity; the issuance of equity or incurrence of debt to fund an acquisition; our cybersecurity incidents (including those affecting the third parties we rely on); customer concerns about privacy and cybersecurity incidents; fraudulent activities by third parties using our offerings; our failure to process transactions effectively; interruption or failure of our information technology; our ability to maintain critical third-party business relationships; our ability to attract and retain talent; any deficiency in the quality or accuracy of our products (including the advice given by experts on our platform); any delays in product launches; difficulties in processing or filing customer tax submissions; risks associated with international operations; changes to public policy, laws or regulations affecting our businesses; litigation in which we are involved; the seasonal nature of our tax business; changes in tax rates and tax reform legislation; global economic changes; exposure to credit, counterparty or other risks in providing capital to businesses; amortization of acquired intangible assets and impairment charges; our ability to repay or otherwise comply with the terms of our outstanding debt; our ability to repurchase shares or distribute dividends; volatility of our stock price; our ability to successfully market our offerings risks associated with tax liabilities or changes in U.S. federal tax laws or interpretations to which the transaction with Credit Karma or parties thereto are subject; failure to successfully integrate any new business; failure to realize anticipated benefits of any combined operations; unanticipated costs of integrating Credit Karma; the risk that the conditions imposed in connection with the regulatory approval for the combined business, including the divestiture of the Credit Karma Tax business, could adversely affect us and/or the expected benefits of the combined business; potential impact of consummation of the proposed acquisition on relationships with third parties, including employees, customers, partners and competitors; inability to retain key personnel; changes in legislation or government regulations affecting the acquisition or the parties; economic, and or political conditions that could adversely affect the acquisition or the parties; the impact of the COVID-19 pandemic; and risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings.

More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2020 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Forward-looking statements represent the judgment of the management of Intuit as of the date of this presentation. We do not undertake any duty to update any forward-looking statement or other information in this presentation.

Contacts

Investors

Kim Watkins

Intuit Inc.

650-944-3324

kim_watkins@intuit.com

Media

Karen Nolan

Intuit Inc.

650-944-6619

karen_nolan@intuit.com

Media

Emily Donohue

Credit Karma

805-260-6401

emily.donohue@creditkarma.com

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